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EXHIBIT 23

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-28779, No. 33-29304 and No. 333-32030) of Teltone Corporation of our report dated August 6, 2001, relating to the financial statements appearing in this Form 10-KSB.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Seattle, Washington
September 20, 2001

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  EXHIBIT 23
Consent of Independent Accountants